Exhibit 10.5

Equity Interst Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on February 12, 2018:

Party A:                  Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd.(“Pledgee”)

Party B:                  Jing Gao, ID number: [REDACTED];

Yan Cui, ID number: [REDACTED].

(“Pledgor”)

Party C:                  Yishui (Shanghai) Information Technology Co., Ltd.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.              As of the date of this Agreement, Pledgor collectively holds 100 % of the equity interest in Party C. Party C is a limited liability company registered at Dongcheng Branch of Beijing Administration for Industry and Commerce. The business scope is Asset management; Housing rental management; Engaging in real estate brokerage business; Hotel management; Investment consulting; Renting office housing; Design, Production, Agent, Publishing advertisements; Organizing cultural and art exchange activities (excluding performances); Technology promotion, Technology development, Technology transfer, Technology consulting; Economic and Trade consulting; Market investigation; Conference services; Exhibition and display; Computer animation design; Sales of needles and textiles, hardware and telecommunications, clothing, shoes and hats, sports goods, stationery, household appliances, daily necessities, furniture (not engaged in physical shop operation); Professional contracting; Property management. (1) No fund shall be raised in a public way without the approval of the relevant departments; 2) No trading activities of securities products and financial derivatives shall be conducted publicly; 3) No loans shall be granted; 4) No guarantees shall be provided to enterprises other than the invested enterprises; 5) No promises shall be made to investors that the principal of the investment shall not be lost or that the minimum income shall be promised.” Enterprises independently choose and operate projects according to law; projects subject to approval according to law shall be carried out according to approved contents after approval by relevant departments; and they shall not engage in business activities of projects prohibited or restricted by the city’s industrial policy. );

2.              Pledgee is a wholly foreign owned enterprise registered in Shanghai, China. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement on December 30, 2016(“Exclusive Business Cooperation Agreement”); Pledgor, Pledgee and Party C have executed an Exclusive Call Option Agreement on February 12, 2018(“Exclusive Call Option Agreement”); Pledgee and Party C have executed a Power of Attorney Agreement with Jing Gao and Yan Cui respectively on February 12, 2018(“Power of Attorney Agreement”).

SHARE PLEDGE AGREEMENT

3.              To ensure that Pledgee and Party C perform Contractual Obligations, Pledgor hereby pledges all of the equity interest he holds in Party C as security for Contractual Obligations.

Now therefore, the Parties have reached the following agreement:

1.                                      Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               “Pledge” shall refer to the security interests granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2                               “Equity Interest” shall refer to 100% of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C, namely 67% of the equity interests in Party C held by Jing Gao and 33% of the equity interest in Party C held by Yan Cui.

1.3                               “Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4                               “Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.5                               “Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.6                               “PRC Laws” shall refer to then effective law, administrative regulations, administrative rules, local regulations, administrative rules, judicial interpretation and other binding normative documents.

1.7                               “Transaction Documents” shall refer to this Agreement, Exclusive Business Cooperation Agreement, Exclusive Call Option Agreement and Power of Attorney Agreement.

1.8                               “Contractual Obligations” shall refer to all obligations of Pledgor and Party C under the Transaction Documents.

2.                                      The Pledge

2.1                               As collateral security for the prompt and complete performance when due of any or all obligations under the Transaction Documents by Pledgee and Party C, including without limitation the consulting and services fees payable to the Pledgee under the Exclusive Business Cooperation Agreement, Pledgor hereby pledges to Pledgee 100% equity interest of Party C owned by the Pledgor as security for the Secured Obligations. “Secured Obligations” means all direct, indirect and derivative loss and loss of predicable interests arising from any Event of Default by Pledgor and/or Party C. The supportive materials for the amount of such loss includes but not limited to Pledgor’s reasonable business plan and profit forecast, fees payable under the Exclusive Business Cooperation Agreement and all expenses and fees caused by Pledgee for forcing Pledgor and/or Party C to perform the Contractual Obligations.

2.2                               Only upon the prior written consent by Pledgee, Pledgor may increase the registered capital of Party C. The increased Equity Interests of Party C held by Pledgor due to increase of registered capital shall also be subject to this Agreement. All the Parties shall use their best effort to modify and execute relevant documents and complete equity pledge registration procedure.

3.                                      Term of Pledge

3.1                               The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the local administration of industry and commerce (the “Registration Authority”). The Parties further agree that within thirty (30) days as of the Registration Authority officially commences the acceptance of equity pledge application, Pledgor and Party C shall complete the pledge registration procedure, obtain the pledge registration notice and completely and accurately register the Pledge of Equity Interest on the Pledge Registration Book of the Registration Authority.

3.2                               The Term of the Pledge shall end when the last obligation secured by the Pledge is paid or fully fulfilled.

4.                                      Custody of Records for Equity Interest

4.1                               During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge  within three days from the date the Pledge is registered. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2                               Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.                                      Representations and Warranties of Pledgor

5.1                               Pledgor is the sole legal and beneficial owner of the Equity Interest. There are no controversies over the ownership of the Equity Interest. Pledgor has the right to dispose all and any part of the Equity Interest.

5.2                               Except for the Pledge under this Agreement and the option rights under the Exclusive Call Option Agreement, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.3                               The Equity Interest is good for transfer and pledging according to applicable laws and Pledgor has full power and right to pledge the Equity Interest to Pledgee in accordance with this Agreement.

5.4                               Upon due execution of Pledgor, this Agreement constitute legal, effective and binding obligation on Pledgor.

5.5                               The Pledgor’s execution of this Agreement and exercise of its rights under this Agreement will not breach any laws, regulations, and agreements or contracts to which the Pledgor is a party, any judgment of a court, any arbitration award or any decision of an administrative authority.

5.6                               Pledgor hereby warrants to the Pledgee that, at any time and under any circumstances prior to complete fulfillment of the obligations under this Agreement or the Secured Obligations being fully repaid, the aforementioned representations and warranties are true and accurate and will be fully complied with.

6.                                      Covenants and Further Agreements of Pledgor

6.1                               Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1                     not transfer all or any part of the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Call Option Agreement executed by Pledgor, Pledgee and Party C on February 12, 2018;

6.1.2                     promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2                               Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3                               Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.                                      Event of Default

7.1                               The following circumstances shall be deemed Event of Default:

7.1.1                     Party C fails to pay in full any of the consulting and service fees payable under the Exclusive Business Cooperation Agreement, or fail to repay its loan or breaches any other obligations of Party C thereunder;

7.1.2                     Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3                     Pledgor and Party C fail to complete the registration of the Pledge with Registration Authority in accordance with Article 3 of this Agreement;

7.1.4                     Pledgor breach covenants and further agreement under Article 6 of this Agreement;

7.1.5                     Pledgor and Party C breach any provisions of this Agreement;

7.1.6                     Any of Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7                     Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8                     The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9                     Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.10              The successor or custodian of Party C is capable of only partially performing or refuses to perform the payment obligations under the Transaction Documents; and

7.1.11              Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pays all outstanding payments due under the Exclusive Business Cooperation Agreement, and/or repays loans and all other payments due to Pledgee, and/or disposes of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.                                      Exercise of Pledge

8.1                               Without the Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

8.2                               Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 8.2 or at any time after the issuance of the Notice of Default.

8.4                               Pledgee is entitled to receive in priority compensation from the transfer, auction or sale of all or part of the Equity Interests pledged under this Agreement in accordance with legal procedures until all Secured Obligations is fully paid.

8.5                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.                                      Assignment

9.1                               Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2                               This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3                               At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Agreements to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Transaction Agreements, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4                               In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5                               Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.                               Termination

Upon the full performance of Contractual Obligations or the full payment of the Secured Obligations, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.                               Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If applicable laws requires that Pledgee should bear some related taxes and fees, Pledgor shall cause Party C to fully repay Pledgee the paid taxes and fees.

12.                               Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.                               Governing Law and Resolution of Disputes

13.1                        The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the laws of China.

13.2                        In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3                        Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.                               Notices

14.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1              Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2              Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2                        Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.                               Attachments; Entire Agreement

The attachments set forth herein shall be an integral part of this Agreement. Except for written amendment, supplement or change after the execution of this Agreement, this Agreement shall constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

17.                               Effectiveness

17.1                        This Agreement shall become effective upon the executing of the Parties. Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures or seals of the Parties.

17.2                        This Agreement is written in Chinese in four (4) copies. Each copy of this Agreement shall have equal validity.

[The space below is intentionally left blank.]

[Signature Pages to Equity Interest Pledge Agreement]

Party A:                  Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd.

By:	/s/ Jing Gao
Name:	Jing Gao
Title:	Legal Representative

[Signature Pages to Equity Interest Pledge Agreement]

Party B:

Jing Gao

By:	/s/ Jing Gao

[Signature Pages to Equity Interest Pledge Agreement]

Party B:

Yan Cui

By:	/s/ Yan Cui

[Signature Pages to Equity Interest Pledge Agreement]

Party C:                  Yishui (Shanghai) Information Technology Co., Ltd.

By:	/s/ Jing Gao
Name:	Jing Gao
Title:	Legal Representative